As filed with the Securities and Exchange Commission on March 31, 2023
                                            Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-0420726 (I.R.S. Employer Identification Number)
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CELANESE US HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1206848 (I.R.S. Employer Identification Number)
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and the additional co-registrants listed on Schedule A hereto.
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039-5421
(972) 443-4000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
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A. Lynne Puckett
Senior Vice President, General Counsel and Corporate Secretary
Celanese Corporation
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039-5421
(972) 443-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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With a copy to:
Andrew L. Fabens, Esq.
Doug Rayburn, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
(212) 351-4000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Schedule A — Subsidiary Guarantors
The following direct and indirect wholly-owned subsidiaries of Celanese US Holdings LLC may guarantee the debt securities issued hereunder and are co-registrants with Celanese Corporation and Celanese US Holdings LLC under this registration statement.

Name	Jurisdiction of Formation	I.R.S. Employer Identification No.
Celanese Acetate LLC	Delaware	56-2051387
Celanese Americas LLC	Delaware	22-1862783
Celanese Chemicals, Inc.	Delaware	13-2916623
Celanese Global Relocation LLC	Delaware	41-2243055
Celanese International Corporation	Delaware	75-2622529
Celanese Ltd.	Texas	75-2622526
Celanese Sales U.S. Ltd.	Texas	47-4261191
Celtran, Inc.	Delaware	56-0818166
CNA Holdings LLC	Delaware	13-5568434
KEP Americas Engineering Plastics, LLC	Delaware	22-3537574
Ticona Fortron Inc.	Delaware	22-3140276
Ticona LLC	Delaware	22-3546190
Ticona Polymers, Inc.	Delaware	13-3313358

PROSPECTUS

Celanese Corporation
COMMON STOCK
PREFERRED STOCK
GUARANTEES OF DEBT SECURITIES
Celanese US Holdings LLC
DEBT SECURITIES
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Celanese Corporation and/or Celanese US Holdings LLC, a wholly-owned subsidiary of Celanese Corporation, may offer from time to time to sell one or more of the securities described in this prospectus separately or together in any combination. The direct and indirect wholly-owned subsidiaries of Celanese US Holdings LLC that are identified as co-registrants in the registration statement containing this prospectus may guarantee the debt securities of Celanese US Holdings LLC.
Each time we offer securities using this prospectus, we will provide specific terms and offering prices in supplements to this prospectus. The prospectus supplements may also add, update or change the information contained in this prospectus and will also describe the specific manner in which we will offer these securities. You should carefully read this prospectus and the applicable prospectus supplement, including the information incorporated by reference, prior to investing in our securities.
We may offer and sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any commissions or discounts.
Celanese Corporation’s common stock is listed on the New York Stock Exchange under the symbol “CE.”
The principal executive offices of Celanese Corporation and Celanese US Holdings LLC are located at 222 W. Las Colinas Blvd., Suite 900N, Irving, Texas 75039-5421, and the telephone number for each is (972) 443-4000.
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Investing in our securities involves risks. We discuss risk factors relating to our company in filings we make with the Securities and Exchange Commission, including under “Risk Factors” in our most recently filed Annual Report on Form 10-K and in our subsequent periodic filings. The prospectus supplement relating to a particular offering of securities may discuss certain risks of investing in those securities. You should carefully consider these risk factors and risks before deciding to purchase any securities.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus is March 31, 2023.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (“Securities Act”), using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus; accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities by any underwriters, net proceeds, the plan of distribution and the other specific terms related to the offering of the securities.
You should rely only on the information in this prospectus, and any supplement to this prospectus, including the information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus and any prospectus supplement is accurate only as of the date indicated on the front cover of these documents or the date of the document incorporated by reference. Our business, financial condition, results of operations, and other information contained in this prospectus and any prospectus supplement may have changed since that date.
As used throughout this prospectus, unless the context otherwise requires or indicates:
•“Celanese” means Celanese Corporation, and not its subsidiaries;
•“Celanese US” means Celanese US Holdings LLC, a wholly-owned subsidiary of Celanese, and not its subsidiaries; and
•“Company,” “we,” “our” and “us” refer to Celanese and its subsidiaries, including Celanese US, on a consolidated basis.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain parts of this prospectus and any prospectus supplement, and the documents incorporated by reference contain forward-looking statements, as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions, as they relate to us, are intended to identify forward-looking statements, including statements that relate to such matters as planned and expected capacity increases and utilization rates; anticipated capital spending; environmental matters; legal proceedings; sources of raw materials and exposure to, and effects of, hedging of raw material and energy costs and foreign currencies; interest rate fluctuations; global and regional economic, political, business and regulatory conditions; expectations, strategies and plans for individual assets and products, business segments, as well as for the whole Company; cash requirements and uses of available cash; financing plans; pension expenses and funding; anticipated restructuring, divestiture and consolidation activities; planned construction or operation of facilities; cost reduction and control efforts and targets and integration of acquired businesses.
These statements reflect our current views and beliefs with respect to future events at the time that the statements are made, are not historical facts or guarantees of future performance and are subject to significant risks, uncertainties and other factors that are difficult to predict and many of which are outside of our control. Further, certain forward-looking statements are based upon assumptions as to future events that may not prove to be accurate and, accordingly, should not have undue reliance placed upon them.
The following factors could cause our actual results to differ materially from those results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things:
•changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate;
•volatility or changes in the price and availability of raw materials and energy, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and fuel oil and the prices for electricity and other energy sources;

•the length and depth of product and industry business cycles particularly in the automotive, electrical, textiles, electronics and construction industries;
•the ability to pass increases in raw material prices, logistics costs and other costs on to customers or otherwise improve margins through price increases;
•the accuracy or inaccuracy of our beliefs or assumptions regarding anticipated benefits of the acquisition (the "M&M Acquisition") by us of the majority of the Mobility & Materials business (the "M&M Business") of DuPont de Nemours, Inc. ("DuPont");
•the possibility that we will not be able to realize anticipated improvements in the M&M Business's financial performance – including optimizing pricing, currency mix and inventory – or realize the anticipated benefits of the M&M Acquisition, including synergies and growth opportunities, within the anticipated timeframe or at all, whether as a result of difficulties arising from the operation or integration of the M&M Business or other unanticipated delays, costs, inefficiencies or liabilities;
•increased commercial, legal or regulatory complexity of entering into, or expanding our exposure to, certain end markets and geographies;
•risks in the global economy and equity and credit markets and their potential impact on our ability to pay down debt in the future and/or refinance at suitable rates, in a timely manner, or at all;
•diversion of management's attention from ongoing business operations and opportunities and other disruption caused by the M&M Acquisition and the integration processes and their impact on our existing business and relationships;
•risks and costs associated with increased leverage from the M&M Acquisition, including increased interest expense and potential reduction of business and strategic flexibility;
•the ability to maintain plant utilization rates and to implement planned capacity additions, expansions and maintenance;
•the ability to reduce or maintain current levels of production costs and to improve productivity by implementing technological improvements to existing plants;
•increased price competition and the introduction of competing products by other companies;
•the ability to identify desirable potential acquisition or divestiture opportunities and to complete such transactions, including obtaining regulatory approvals, consistent with our strategy;
•market acceptance of our products and technology;
•compliance and other costs and potential disruption or interruption of production or operations due to accidents, interruptions in sources of raw materials, transportation, logistics, or supply chain disruptions, cybersecurity incidents, terrorism or political unrest, public health crises (including, but not limited to, the COVID-19 pandemic), or other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, the occurrence of acts of war (such as the Russia-Ukraine conflict) or terrorist incidents or as a result of weather, natural disasters, or other crises;
•the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to us;
•changes in applicable tariffs, duties and trade agreements, tax rates or legislation throughout the world including, but not limited to, adjustments, changes in estimates or interpretations or the resolution of tax examinations or audits that may impact recorded or future tax impacts and potential regulatory and legislative tax developments in the United States and other jurisdictions;
•changes in the degree of intellectual property and other legal protection afforded to our products or technologies, or the theft of such intellectual property;
•potential liability for remedial actions and increased costs under existing or future environmental, health and safety regulations, including those relating to climate change or other sustainability matters;
•potential liability resulting from pending or future claims or litigation, including investigations or enforcement actions, or from changes in the laws, regulations or policies of governments or other governmental activities, in the countries in which we operate;
•changes in currency exchange rates and interest rates; and
•various other factors, both referenced and not referenced in this prospectus.
Additional information regarding these and other factors may be contained in our filings with the SEC incorporated herein by reference, especially on Forms 10-K, 10-Q and 8-K. See “Incorporation by Reference” herein. Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this prospectus as anticipated, believed, estimated, expected, intended, planned or projected. Except as required by law, we neither intend nor undertake any obligation, and disclaim any duty, to update these forward-looking statements, which speak only as of their respective dates.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available free of charge on or through our website, http://www.celanese.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The website address of the SEC is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with them. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Information that we later provide to the SEC, and which is deemed “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. We specifically are incorporating by reference the following documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023;
•the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 9, 2023 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
•our Current Reports on Form 8-K filed with the SEC on June 27, 2022, November 1, 2022 (including Amendment No. 1 filed on Form 8-K/A filed with the SEC on November 21, 2022), February 14, 2023, February 23, 2023 (Items 1.01 and 2.03 only) and March 31, 2023; and
•the description of our common stock, par value $0.0001, contained in our Form 8-A12B/A filed with the SEC on September 18, 2018 and any amendment or report updating such description.
We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities registered by this registration statement, with the exception of any information furnished to, and not deemed file with, the SEC.
You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us in writing or by telephone at the following address or telephone number:
Celanese Corporation
Attention: Investor Relations
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039-5421
Telephone: (972) 443-4000
OUR COMPANY

We are a global chemical and specialty materials company. We are a leading global producer of high performance engineered polymers that are used in a variety of high-value applications, as well as one of the world's largest producers of acetyl products, which are intermediate chemicals, for nearly all major industries. As a recognized innovator in the chemicals industry, we engineer and manufacture a wide variety of products essential to everyday living. Our broad product portfolio serves a diverse set of end-use applications including automotive, chemical additives, construction, consumer and industrial adhesives, consumer and medical, energy storage, filtration, food and beverage, paints and coatings, paper and packaging, performance industrial and textiles. For more information about our business, please refer to the “Business” section in our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC and incorporated by reference in this prospectus.
SUBSIDIARY GUARANTORS
Our subsidiary co-registrants, which we refer to as “subsidiary guarantors,” may fully and unconditionally guarantee any series of debt securities offered by this prospectus and related prospectus supplement. The applicable prospectus supplement for that series of debt securities will describe the terms of the guarantee by the subsidiary guarantors. The subsidiary guarantors are US subsidiaries which are all direct or indirect, wholly-owned subsidiaries of Celanese US.

USE OF PROCEEDS
Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from any sale of the securities for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.
DESCRIPTION OF CAPITAL STOCK
The following is a summary of select provisions of Celanese’s capital stock, as well as other certain provisions of Celanese’s Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”), and Seventh Amended and Restated By-laws (the “By-laws”). The descriptions set forth below are qualified in their entirety by reference to the relevant provisions of the Charter and By-laws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.
Authorized Capitalization
As of February 24, 2023, the Company’s authorized capital stock consisted of (i) 400,000,000 shares of common stock (“Common Stock”), par value $0.0001 per share, of which 170,135,621 shares were issued and 108,474,128 shares were outstanding, and (ii) 100,000,000 shares of preferred stock, par value $0.01 per share, of which none were issued and outstanding.
Common Stock
Voting Rights. Holders of Common Stock are entitled to one vote per share on all matters with respect to which the holders of Common Stock are entitled to vote. The holders of Common Stock do not have cumulative voting rights in the election of directors.
Dividend Rights. Holders of Common Stock are entitled to receive dividends if, as and when dividends are declared from time to time by Celanese’s board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below, if any. The Company’s senior credit facilities and indentures impose restrictions on its ability to declare dividends with respect to Celanese’s Common Stock. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, results of operations, cash requirements, financial condition, contractual restrictions and factors that the board of directors may deem relevant.
Liquidation Rights. Upon liquidation, dissolution or winding up, the holders of Common Stock will be entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.
Other Matters. The Common Stock has no preemptive rights and, if fully paid, is not subject to further calls or assessment by Celanese. There are no redemption or sinking fund provisions applicable to the Common Stock. All shares of Celanese’s outstanding Common Stock are fully paid and non-assessable, and the shares of Celanese’s Common Stock offered under this registration statement, upon payment and delivery in accordance with the underwriting agreement, will be fully paid and non-assessable.
Preferred Stock
Celanese’s Charter authorizes the board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:
•the designation of the series;
•the number of shares of the series, which the board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);
•whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•the dates at which dividends, if any, will be payable;

•the redemption rights and price or prices, if any, for shares of the series;
•the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Celanese;
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of Celanese or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•restrictions on the issuance of shares of the same series or of any other class or series; and
•the voting rights, if any, of the holders of the series.
Anti-Takeover Effects of Certain Provisions of Our Charter and By-laws
Certain provisions of Celanese’s Charter and By-laws, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.
Conflicts of Interest
As permitted by Delaware law, the Celanese’s Charter renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, business opportunities specified in the Charter. The Celanese’s Charter provides that none of any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us. In addition, in the event that any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for himself or his affiliates and for us or our affiliates, such non-employee director will have no duty to communicate or offer such transaction or business opportunity to us and may take any such opportunity for themselves or offer it to another person or entity. The Celanese’s Charter does not renounce our interest in any business opportunity expressly offered to a non-employee director solely in his or her capacity as a director or officer of Celanese. No business opportunity offered to any non-employee director will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under the Celanese’s Charter, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Removal of Directors
Celanese’s Charter and By-laws provide that directors may be removed with or without cause and only upon the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, Celanese’s Charter also provides that any newly created directorships and any vacancies on the board of directors will be filled only by the affirmative vote of the majority of remaining directors.
No Cumulative Voting
The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the charter provides otherwise. Celanese’s Charter does not expressly provide for cumulative voting.
Calling of Special Meetings of Stockholders; Stockholder Action by Written Consent
Celanese’s Charter provides that a special meeting of stockholders may be called at any time only by the chair of the board of directors, the board or a committee of the board of directors which has been granted such authority by the board. The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held in whole or in part by means of remote communication in accordance with Section 211(a)(2) of the DGCL. The board of directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled.

The DGCL permits stockholder action by written consent unless otherwise provided by a company’s charter. Celanese’s Charter precludes stockholder action by written consent.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Celanese’s By-laws provide that stockholders of record seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must deliver timely notice of their proposal in proper written form to the secretary of the corporation at the principal executive offices of the corporation.
Generally, to be timely, a stockholder’s notice must be received at Celanese’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date on which the proxy materials for the previous year’s annual meeting were first mailed. Celanese’s By-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.
Proxy Access
Celanese's By-laws provide that a stockholder, or a group of up to 20 stockholders, that has continuously owned at least three percent of the outstanding common stock for three years, may nominate and include in Celanese's annual meeting proxy materials a number of director nominees not to exceed the greater of two or 20% of the number of Celanese directors then serving on the Board of Directors (rounded down to the nearest whole number), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-laws. Such nominations are subject to additional eligibility, procedural and disclosure requirements set forth in the By-laws, including the requirement that Celanese must receive notice of such nominations not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.
Supermajority Provisions
Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation’s certificate of incorporation, and the affirmative vote of the majority of the shares entitled to vote, present in person or represented by proxy at any meeting at which a quorum is present, is required to amend a corporation’s by-laws, unless the certificate of incorporation or by-laws (in the case of amendments to the by-laws) requires a greater percentage. Celanese’s Charter provides that the following provisions in the Charter and By-laws may be amended only by a vote of at least 80% of the voting power of all of the outstanding shares of our stock entitled to vote in the election of directors, voting together as a single class:
•the removal of directors;
•the filling of vacancies on the board of directors and newly created directorships;
•the advance notice requirements for stockholder proposals and director nominations;
•the ability to call a special meeting of stockholders being vested solely in the chair of the board of directors, the board of directors, or a committee of the board of directors (if duly authorized to call special meetings);
•the provisions regarding stockholder action by written consent; and
•the amendment provision requiring that the above provisions be amended only with an 80% supermajority vote.
In addition, Celanese’s Charter grants the board of directors the authority to amend and repeal the By-laws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or Celanese’s Charter.
Exclusive Forum
Celanese's By-laws provides that a state court located within the State of Delaware (or if no state court located in Delaware has jurisdiction, then the federal court for the District of Delaware) will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty owed by any of our directors or officers to us or our stockholders, any action asserting a claim against us or any of our directors or officers arising pursuant to any provision of the DGCL or our Certificate of Incorporation or By-laws (as either may be amended from time to time) or any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine, unless Celanese consents in writing to another jurisdiction.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Celanese’s Charter includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:
•for breach of duty of loyalty;
•for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;
•under Section 174 of the DGCL (unlawful dividends or stock repurchases and redemptions); or
•for transactions from which the director derived improper personal benefit.
Celanese’s Charter and By-laws provide that the Company must indemnify its directors and officers to the fullest extent authorized by the DGCL. Celanese is also required to advance certain expenses (including attorneys’ fees and disbursements and court costs) incurred by officers and directors in defending a covered proceeding and expressly authorize to carry directors’ and officers’ insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability and indemnification provisions in Celanese’s Charter and By-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of Celanese’s directors, officers or employees for which indemnification is sought.
Delaware Anti-takeover Statute
Section 203 of the DGCL applies to Celanese. Under certain circumstances, Section 203 limits the ability of an interested stockholder to effect various business combinations with Celanese for a three-year period following the time that such stockholder becomes an interested stockholder. For purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within the immediately preceding three years did own, 15% or more of Celanese’s voting stock.
An interested stockholder may not engage in a business combination transaction with Celanese within the three-year period following the time that such stockholder became an interested stockholder unless:
•before such time, the board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction in which the stockholder became an interested stockholder, the interested stockholder owned at least 85% of Celanese’s voting stock (excluding shares owned by officers, directors or certain employee stock purchase plans); or
•at or subsequent to such time the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and registrar for Celanese’s Common Stock.

Listing
Celanese’s Common Stock is listed on the NYSE under the symbol “CE.”
Authorized but Unissued Capital Stock
The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as Celanese’s Common Stock is listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then outstanding number of shares of Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable Celanese’s board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
The registered holder of any debt security will be treated as the owner of it for all purposes. Only registered holders will have rights under the applicable indenture.
General
The debt securities that we may offer will be either senior debt securities or subordinated debt securities. Any senior debt securities will be issued under an indenture, which we refer to as the senior indenture, entered into or to be entered into between us and U.S. Bank Trust Company, National Association, or another trustee chosen by us and named in the applicable prospectus supplement. Any subordinated debt securities will be issued under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and U.S. Bank Trust Company, National Association, or another trustee chosen by us and named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939.
Any senior debt securities that Celanese US may issue will be our unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. Any subordinated debt securities that Celanese US may issue will be subordinated in right of payment to the prior payment in full of our senior debt. See “Ranking.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.
The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the amount of other indebtedness or securities that Celanese US may issue. Celanese US may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.
Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities with respect to which this prospectus is being delivered:
•the title of the debt securities;
•any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;
•the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;
•the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us with respect to the debt securities of such series and the applicable indenture may be served, and the method of such payment, if by wire transfer, mail or other means if other than as set forth in the applicable indenture;

•the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;
•any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;
•the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;
•if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option;
•our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
•the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;
•if other than denominations of $1,000 or integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;
•the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;
•if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the portion of the principal amount thereof that will be due and payable upon declaration of acceleration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;
•the terms of any repurchase or remarketing rights;
•if the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the applicable indenture;
•whether the debt securities of the series will be convertible into or exchangeable for other securities, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;
•any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;
•any provisions granting special rights to holders when a specified event occurs;
•if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
•any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;
•with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;
•whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;
•any guarantees on the debt securities, supplemental to the guarantee by Celanese, and the terms and conditions upon which any guarantees, including the guarantee by Celanese, may be released or terminated;
•the provisions, if any, relating to any security provided for the debt securities of the series;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the applicable indenture;
•if the debt securities are subordinated debt securities, the subordination terms of the debt securities; and
•any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.
We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.
Unless otherwise described in a prospectus supplement relating to any debt securities, there will be no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.
The statements made hereunder relating to the indentures and any debt securities that Celanese US may issue are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.
Payments on the Debt Securities
Principal of, premium, if any, and interest on the debt securities will be payable at the office or agency maintained by Celanese US for such purposes; provided that all payments of principal, premium, if any, and interest with respect to the debt securities represented by one or more global securities registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made through the facilities of DTC. Until otherwise designated by Celanese US, Celanese US’s office or agency will be the office of the trustee maintained for such purpose.
Paying Agent and Registrar for the Debt Securities
The trustee will initially act as paying agent and registrar. Celanese US may change the paying agent or registrar without prior notice to the holders, and Celanese US, Celanese or any of their subsidiaries may act as paying agent or registrar.
Transfer and Exchange
A holder may transfer or exchange debt securities in accordance with the applicable indenture. Holders will be required to pay all taxes due on transfer. Celanese US will not be required to transfer or exchange any debt security selected for redemption or repurchase. Also, Celanese US will not be required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed or repurchased.
Guarantees
The debt securities of any series will be guaranteed by Celanese and, to the extent specified in the applicable prospectus supplement, may be guaranteed by subsidiary guarantors. Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by the subsidiary guarantors, including the terms of subordination, if any, of any such guarantee.
Ranking
Senior Debt Securities
Any series of senior debt securities will be general obligations of Celanese US that rank senior in right of payment to all existing and future indebtedness that is expressly subordinated in right of payment to the senior debt securities. Any series of senior debt securities will rank equally in right of payment with all existing and future liabilities of Celanese US that are not so subordinated. Any series of senior unsecured debt securities will be effectively subordinated to all of Celanese US’s secured indebtedness (to the extent of the value of the assets securing such indebtedness) and liabilities of our subsidiaries that do not guarantee the series of senior debt securities.
Subordinated Debt Securities
We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
•the indebtedness ranking senior to the debt securities being offered;
•the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and
•the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.
Redemption
If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If we redeem the debt securities of any series, we also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.
Certain Covenants
Merger, Consolidation or Sale of Assets
Neither Celanese US nor Celanese may, directly or indirectly: (1) consolidate or merge with or into or wind up into another person (whether or not Celanese US is the surviving person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another person; unless:
(1)either: (a) Celanese US or Celanese, as the case may be, is the surviving person; or (b) the person formed by or surviving any such consolidation or merger (if other than Celanese US or Celanese, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the jurisdiction of organization of Celanese US or the United States, any state of the United States, the District of Columbia or any territory thereof (Celanese US or such person, as the case may be, hereinafter referred to as the Successor Company);
(2)the Successor Company (if other than Celanese US or Celanese, as the case may be) expressly assumes all the obligations of Celanese US or Celanese, as the case may be, under the debt securities and the applicable indenture;
(3)immediately after such transaction no default or Event of Default exists; and
(4)Celanese US or Celanese, as the case may be, shall have delivered to the trustee a certificate from a responsible officer and an opinion of counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the applicable indenture.

The Successor Company will succeed to, and be substituted for, Celanese US or Celanese, as the case may be, under the applicable indenture and the debt securities.
Reports
So long as any debt securities are outstanding, Celanese US shall file with the trustee, within 15 days after Celanese files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the forgoing as the SEC may from time to time by rules and regulations prescribe) that Celanese may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Celanese US shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Celanese US’s compliance with any of its covenants under the applicable indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).
Events of Default and Remedies
The following will be “Events of Default” with respect to debt securities of a particular series, except to the extent provided in the supplemental indenture or resolution of our board of directors pursuant to which a series of debt securities is issued:
(1)Celanese US defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the debt securities;
(2)Celanese US defaults in the payment when due of interest on or with respect to the debt securities and such default continues for a period of 30 days;
(3)Celanese US defaults in the performance of, or breaches any covenant, warranty or other agreement contained in the applicable indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 90 days after the notice specified below;
(4)certain events of bankruptcy affecting Celanese US;
(5)Celanese’s guarantee with respect to such series of securities shall for any reason cease to be, or shall for any reason be asserted in writing by Celanese or Celanese US not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the applicable indenture and such guarantee; or
(6)any other Event of Default provided in the applicable supplemental indenture or resolution of the board of directors under which such series of securities is issued or in the form of security for such series.
A default under one series of debt securities issued under the applicable indenture will not necessarily be a default under another series of debt securities under such indenture. The trustee may withhold notice to the holders of a series of debt securities issued under such indenture of any default or event of default (except in any payment on the debt securities of such series) if the trustee considers it in the interest of the holders of the debt securities of that series to do so.
If an Event of Default (other than an Event of Default specified in clause (4) or (5) above) for a series of debt securities shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal of and accrued interest on such debt securities to be due and payable by notice in writing to Celanese US and the trustee specifying the respective Event of Default and that it is a “notice of acceleration” (“Acceleration Notice”), and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (4) or (5) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding debt securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities.
The holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default or Event of Default and its consequences, except a default in the payment of the principal of or interest on such debt securities.
Holders of debt securities of any series may not enforce the applicable indenture or the debt securities of that series except as provided in the applicable indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the debt securities of any series, unless such holders have offered to the trustee reasonable indemnity. Subject to all provisions of the applicable indenture and applicable law, the holders of a majority in aggregate principal amount of a series of the then outstanding debt securities of such series issued under such indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
Celanese US and Celanese will be required to deliver to the trustee annually a statement regarding compliance with the indentures.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of Celanese, Celanese US or any guarantor subsidiary or any direct or indirect parent entity, as such, will have any liability for any obligations of Celanese, Celanese US or any guarantor subsidiary under the debt securities, the indentures, any guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.
Satisfaction and Discharge of Indentures
The applicable indenture shall cease to be of further effect with respect to a series of debt securities when either:
(1)Celanese US has delivered to the trustee for cancellation all outstanding securities of such series, other than any securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in such indenture;
(2)all outstanding securities of such series have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and Celanese US or Celanese shall have irrevocably deposited with the trustee as trust funds the entire amount, in funds or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all securities of such series; or
(3)Celanese US has properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the securities of such series.
In each case, Celanese US will also pay all other sums payable by it under the applicable indenture with respect to the securities of such series.
Defeasance
The term defeasance means the discharge of some or all of Celanese US’s obligations under the applicable indenture. If Celanese US deposits with the trustee funds or government securities sufficient to make payments on any series of debt securities on the dates those payments are due and payable, then, at Celanese US’s option, either of the following will occur:
(1)Celanese US and Celanese will be discharged from obligations with respect to the debt securities of such series (legal defeasance); or
(2)Celanese US and Celanese will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us (covenant defeasance).
If Celanese US defeases any series of debt securities, the holders of the defeased debt securities of such series will not be entitled to the benefits of the indenture under which such series was issued, except for Celanese US’s obligation to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, Celanese US’s obligation to pay principal, premium and interest on the debt securities of such series will also survive. Celanese US will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes. If Celanese US elects legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, an indenture or the debt securities of any series issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the debt securities of each series at the time outstanding that is affected voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities), and any existing default or compliance with any provision of the indenture or the debt securities of any series issued thereunder may be waived with the consent of the holders of a majority in principal amount of each series of debt securities at the time outstanding that is affected voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).
Without the consent of each holder affected thereby, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):
(1)reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;
(2)reduce the rate of or change the time for payment of interest on the debt securities of any series;
(3)reduce the principal or change the stated maturity of any debt securities of any series;
(4)reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;
(5)make payments on any debt security payable in currency other than as originally stated in such debt security;
(6)impair the holder’s right to institute suit for the enforcement of any payment on any debt security;
(7)make any change in the percentage of principal amount of the debt securities of any series necessary to waive compliance with certain provisions of the indenture under which such debt securities were issued or to make any change in this provision for modification; or
(8)waive a continuing default or event of default regarding any payment on the debt securities of any series.
Notwithstanding the preceding, without the consent of any holder of debt securities, Celanese US, Celanese and the trustee may amend or supplement an indenture or the applicable debt securities issued thereunder:
(1)to cure any ambiguity, omission, defect or inconsistency;
(2)to provide for the assumption of the obligations of Celanese or Celanese US under the indenture by a successor upon any merger, consolidation or transfer of substantially all of the assets of Celanese US or Celanese, as applicable;
(3)to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
(4)to provide any security for or guarantees of the debt securities or for the addition of an additional obligor on the debt securities;
(5)to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, if applicable;
(6)to add covenants that would benefit the holders of any outstanding series of debt securities or to surrender any rights of Celanese US or Celanese under the indenture;
(7)to add additional Events of Default with respect to any series of debt securities;
(8)to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;
(9)to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities;

(10)to permit or facilitate the defeasance and discharge of the debt securities;
(11)to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;
(12)to make any change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect; or
(13)to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.
Concerning the Trustee
If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the applicable indenture at the request of any of the holders of any debt securities issued under such indenture only after those holders have furnished the trustee indemnity reasonably satisfactory to it.
If the trustee becomes a creditor of ours, it will be subject to limitations in the indentures on its rights to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate such conflict, resign or obtain an order from the SEC permitting it to remain as trustee.
Governing Law
The indentures, the debt securities and the guarantees are or will be governed by, and construed in accordance with, the laws of the State of New York.
PLAN OF DISTRIBUTION
We may sell the securities offered pursuant to this prospectus in any of the following ways:
•directly to one or more purchasers;
•through agents;
•through underwriters, brokers or dealers; or
•through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.
VALIDITY OF THE SECURITIES
Gibson, Dunn & Crutcher LLP, New York, New York, has rendered an opinion with respect to the validity of the securities being offered by this prospectus. We have filed the opinion as an exhibit to the registration statement of which this prospectus is a part. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS
The consolidated financial statements of the Company as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audited historical financial statements of the M&M Business incorporated into this prospectus by reference to Celanese Corporation’s Current Report on Form 8-K dated June 27, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

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Celanese Corporation
COMMON STOCK
PREFERRED STOCK
GUARANTEES OF DEBT SECURITIES

Celanese US Holdings LLC
DEBT SECURITIES

PROSPECTUS
March 31, 2023

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable in connection with the distribution of the securities being registered. All amounts are estimated.

Amount
SEC registration fee	$(1)
Legal fees and expenses	(2)
Printing fees and expenses	(2)
Trustee fees and expenses	(2)
Blue Sky fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous expenses	(2)
Total	$(2)
______________________________
(1)     To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
(2)    An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers
Celanese Corporation
Celanese Corporation (“Celanese”) is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Further subsections of DGCL Section 145 provide that:
(1)to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;
(2)any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination will be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and
(3)the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Celanese under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Celanese’s Certificate of Incorporation and By-laws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, Celanese will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Celanese or, if at the time when he or she was a director or officer of Celanese, is or was serving at the request of, or to represent the interests of, Celanese as a director, officer, partner, member, trustee, fiduciary, employee or agent of another corporation or enterprise. Celanese may, in its discretion, similarly indemnify its employees and agents.
Celanese has established an Employee Indemnification Policy that provides that Celanese and its subsidiaries will indemnify and hold harmless each director and officer against any taxes, interest, penalties, reasonable expenses (including reasonable counsel fees), judgments, settlement costs, fines, liabilities, damages, fees or other charges assessed against, suffered, or incurred by such indemnified employee in any action, arbitration, audit, hearing, investigation, litigation, suit or claim (whether criminal, civil, or administrative) as a direct or indirect result of such indemnified employee’s service (i) as an administrator, fiduciary, officer, trustee, custodian, agent, employee or other representative of any employee benefit plan sponsored by Celanese or its subsidiaries or (ii) as a director, manager or officer of any of Celanese’s subsidiaries, unless it is finally judicially determined that: (a) the act, omission, or failure to act of the indemnified employee was material to the claim; and (b)(1) the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, or (2) the indemnified employee actually received an improper personal benefit in money, property or services. The Employee Indemnification Policy also provides for reimbursement of reasonable expenses (including reasonable legal fees) incurred in the investigation of any such matter.
To the fullest extent permitted by the DGCL, the By-laws of Celanese relieve its directors and officers, and directors and officers of affiliated subsidiaries, from expenses incurred in connection with a compelled action brought by or in the right of Celanese if such director or officer acted in good faith and in a manner such director or officer reasonably believed to not be in or opposed to Celanese’s best interests. However, the By-laws of Celanese provide that a director or officer shall not be indemnified for any claim, issue or matter as to which such director or officer is adjudged liable to Celanese unless, and only to the extent that, the Delaware Court of Chancery or the court in which such judgment is rendered determines that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses and costs as such court deems proper.
In addition, Section 102(b)(7) of the DGCL provides that a corporation is restricted from relieving its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors (i) for a breach of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations of certain provisions of the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transactions from which the director derived an improper personal benefit.
Celanese currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Celanese.
Celanese US Holdings LLC
Celanese US Holdings LLC is a Delaware limited liability company managed and operated by its sole member. Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
The limited liability company agreement of Celanese US Holdings LLC provides that its member and any officer of Celanese US Holdings LLC shall be entitled to indemnification for any loss, damage or claim incurred by the member or officer by reason of any act or omission performed or omitted by the member or officer in good faith on behalf of Celanese US Holdings LLC and in a manner reasonably believed to be within the scope of the authority conferred on the member or officer by the limited liability company agreement, except that the member or officer is not entitled to indemnification for any loss, damage or claim incurred by the member by reason of the member or officer’s gross negligence or willful misconduct.

Co-Registrants
Certain officers and other employees of Celanese serve at the request of Celanese as a director, officer, manager, employee or agent of the co-registrants, and thus may be entitled to indemnification under the provisions set forth above. In addition to potential indemnification by Celanese, the directors, officers, managers, employees and agents of the co-registrants are also entitled to indemnification and exculpation for certain monetary damages to the extent provided in the applicable co-registrant’s organizational documents or under the laws under which the co-registrants are organized as described below. In addition, directors and officers of the co-registrants are entitled to indemnification pursuant to the Employee Indemnification Policy described above.
Delaware Corporations
The co-registrants that are Delaware corporations are subject to the provisions of the DGCL described above with respect to Celanese. The certificates of incorporation and by-laws of these co-registrants provide, in effect, that, to the fullest extent and under the circumstances permitted by the DGCL, each co-registrant that is a Delaware corporation will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of such co-registrant, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or employee of such co-registrant, or is or was serving at the request of such co-registrant as a director, officer, employee or agent of another corporation or enterprise.
Delaware Limited Liability Companies
Celanese Americas LLC, CNA Holdings LLC and Ticona LLC are each managed and operated by the limited liability company’s sole member. Celanese Acetate LLC, KEP Americas Engineering Plastics, LLC and Celanese Global Relocation LLC are each managed and operated by a board of managers appointed by the limited liability company’s sole member. These co-registrants are subject to Section 18-108 of the DLLCA, which is described above with respect to Celanese US Holdings LLC.
The limited liability company agreements of Celanese Americas LLC, CNA Holdings LLC and Ticona LLC provide that each of these co-registrants shall, to the fullest extent permitted by applicable law, indemnify and hold harmless any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a manager or officer of these co-registrants or is or was serving at the request of these co-registrants as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The aforementioned co-registrants may also indemnify, to the fullest extent permitted by applicable law, any person made or threatened to be made party to any proceeding by reason of the fact that such person is or was an employee or agent of the co-registrants, or is or was serving at their request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
The limited liability company agreements of Celanese Acetate LLC and KEP Americas Engineering Plastics, LLC provide that each of these co-registrants shall, to the fullest extent permitted by applicable law, indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a manager, officer or employee of these co-registrants or, while a manager, officer or employee of the aforementioned co-registrants, is or was serving at the written request of these co-registrants as a director, officer, manager, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust, non-profit entity, or any other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses actually and reasonably incurred by such indemnified person. Notwithstanding the preceding sentence, the aforementioned co-registrants are not required to provide indemnification to a person in connection with a proceeding (or part thereof) commenced by such person if such proceeding (or part thereof) was not authorized by the sole member of such co-registrant.
The limited liability company agreement of Celanese Global Relocation LLC provides that it will indemnify and hold harmless, to the fullest extent permitted by law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a manager, officer or employee of Celanese Global Relocation LLC or, while a manager, officer or employee of Celanese Global Relocation LLC serving at the written request of Celanese Global Relocation LLC as a director, officer, manager, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust, enterprise or nonprofit entity including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by the indemnified person. Celanese Global

Relocation LLC will indemnify the aforementioned persons in connection with a proceeding commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized by its sole member.
Texas Limited Partnerships
Celanese Ltd. and Celanese Sales U.S. Ltd. are Texas limited partnerships that are managed and operated by the employees, officers and directors of their general partner, Celanese International Corporation. Chapter 8 of the Texas Business Organizations Code (“TBOC”) requires a limited partnership to indemnify a general partner or former general partner who incurs expenses in connection with a legal proceeding relating to such current or former general partner’s position with the partnership. Indemnification is mandatory only if (i) the current or former general partner is wholly successful in the underlying legal proceeding, and (ii) such indemnification is not otherwise prohibited by a written partnership agreement.
Additionally, Chapter 8 permits a limited partnership to indemnify a general partner or former general partner who acted in good faith and reasonably believed that (i) the conduct was in the partnership’s best interests (if performed in the general partner’s official capacity), or (ii) the conduct was not opposed to the partnership’s best interests (if performed outside of the general partner’s official capacity). In the case of a criminal proceeding, indemnification is permitted only if the general partner did not have a reasonable cause to believe its conduct was unlawful. Chapter 8 permits indemnification of a general partner without the necessity of indemnification provisions in the partnership agreement. In the absence of such provisions, however, the partnership must make the determination to indemnify a general partner according to the guidelines provided in Section 8.103 of the TBOC.
In all instances, Chapter 8 prohibits a limited partnership from indemnifying a general partner or former general partner in relation to a proceeding in which the general partner is found to be liable for (i) willful or intentional misconduct, (ii) breach of the duty of loyalty or (iii) an act or omission not in good faith constituting a breach of the general partner’s duty to the partnership.
Chapter 8 provides that limited partners, employees and others who are not also general partners may be indemnified by provisions in the partnership agreement, by contract, by common law or through other action by the partnership’s governing authority.
The Amended and Restated Agreement of Limited Partnership of Celanese Ltd. and the Agreement of Limited Partnership of Celanese Sales U.S. Ltd. provide that each partnership shall indemnify its general partner and all persons acting on behalf of the general partner to the fullest extent permitted by the TBOC.

Item 16. Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

2.1
Transaction Agreement, dated as of February 17, 2022, by and among DuPont De Nemours, Inc., DuPont E&I Holding, Inc. and Celanese Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on February 18, 2022).

4.1(a)	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed with the SEC on October 18, 2016).

4.1(b)
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Celanese Corporation dated as of April 21, 2016 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on April 22, 2016).

4.1(c)
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Celanese Corporation dated as of September 17, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on September 17, 2018).

4.1(d)
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Celanese Corporation dated April 18, 2019 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on April 23, 2019).

4.2	Seventh Amended and Restated By-laws, effective as of November 2, 2022 (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed with the SEC on November 4, 2022).

4.3	Form of common stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8A/A filed with the SEC on September 18, 2018).

4.4*	Form of certificate of offered preferred stock.

4.5*	Form of certificate of designations for offered preferred stock.

4.6
Indenture (Senior Debt Securities), dated May 6, 2011, by and between Celanese US Holdings LLC, Celanese Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on May 6, 2011).

4.7
Sixth Supplemental Indenture, dated as of September 26, 2016, among Celanese US Holdings LLC, Celanese Corporation, the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as trustee, and Deutsche Bank Trust Companies Americas, as paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.2 to the Form 8-K filed with the SEC on September 26, 2016).

4.8
Seventh Supplemental Indenture, dated as of December 11, 2017, among Celanese US Holdings LLC, Celanese Corporation, the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as trustee, and Deutsche Bank Trust Companies Americas, as paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.2 to the Form 8-K filed with the SEC on December 11, 2017).

4.9
Eighth Supplemental Indenture, dated as of November 5, 2018, among Celanese US Holdings LLC, Celanese Corporation, the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on November 5, 2018).

4.1 0
Ninth Supplemental Indenture, dated as of May 8, 2019, among Celanese US Holdings LLC, Celanese Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on May 8, 2019).

4.1 1
Tenth Supplemental Indenture, dated as of August 5, 2021, among Celanese US Holdings LLC, Celanese Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Current Report on From 8-K filed with the SEC on August 5, 2021).

4.1 2
Eleventh Supplemental Indenture, dated as of September 10, 2021, among Celanese US Holdings LLC, Celanese Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.2 to the Current Report on From 8-K filed with the SEC on September 10, 2021).

4.1 3
Twelfth Supplemental Indenture, dated as of July 14, 2022, among Celanese US Holdings LLC, Celanese Corporation, the subsidiary guarantors party thereto, U.S. Bank Trust Company, National Association, as series trustee and Computershare Trust Company, N.A. (as successor trustee to Wells Fargo Bank, National Association), as base trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on July 14, 2022).

4.1 4
Thirteenth Supplemental Indenture, dated as of July 19, 2022, among Celanese US Holdings LLC, Celanese Corporation, the subsidiary guarantors party thereto, U.S. Bank Trust Company, National Association, as series trustee, registrar and transfer agent, Computershare Trust Company, N.A. (as successor trustee to Wells Fargo Bank, National Association), as base trustee, and Elavon Financial Services DAC, UK Branch, as paying agent (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed with the SEC on July 19, 2022).

4.1 5	Form of Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-3 filed with the SEC on February 10, 2017).

4.16*	Forms of Debt Securities.

5.1‡	Opinion of Gibson, Dunn & Crutcher LLP.

22.1	List of Guarantor Subsidiaries (incorporated by reference to Exhibit 22.1 to the Annual Report on Form 10-K filed with the SEC on February 24, 2023).

23.1‡	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2‡	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Celanese Corporation.

23.3‡	Consent of PricewaterhouseCoopers LLP, independent accountants of the Mobility & Materials Businesses of DuPont de Nemours, Inc.

24‡	Powers of Attorney with respect to Celanese US Holdings LLC and the co-registrants (included on the signature pages of this registration statement).

25.1‡	Statement of Eligibility of Trustee on Form T-1 for Senior Debt Securities.

25.2‡	Statement of Eligibility of Trustee on Form T-1 for Subordinated Debt Securities.

107‡	Filing Fee Table
______________________________
‡ Filed herewith.
* To be filed by an amendment hereto or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings
(a)The undersigned registrants hereby undertake:
(i)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(1)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(2)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(b)The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Celanese Corporation’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each appropriate registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Celanese Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on March 31, 2023.

CELANESE CORPORATION

By:	/s/ SCOTT A. RICHARDSON
Scott A. Richardson
Executive Vice President and
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lori J. Ryerkerk and Scott A. Richardson, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that any such attorney-in-fact may deem necessary or advisable under the Securities Exchange Act of 1934 and any rules, regulations and requirements of the US Securities and Exchange Commission in connection with this Form S-3 and any and all amendments hereto, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that such said attorney-in-fact, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ LORI J. RYERKERK	Chair of the Board of Directors, Chief Executive Officer, President, and a Director (Principal Executive Officer)	March 31, 2023
Lori J. Ryerkerk

/s/ SCOTT A. RICHARDSON	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 31, 2023
Scott A. Richardson

/s/ AARON MCGILVRAY	Vice President, Finance, Controller and Chief Accounting Officer (Principal Accounting Officer)	March 31, 2023
Aaron McGilvray

/s/ JEAN S. BLACKWELL	Director	March 31, 2023
Jean S. Blackwell

/s/ WILLIAM M. BROWN	Director	March 31, 2023
William M. Brown

/s/ EDWARD G. GALANTE	Director	March 31, 2023
Edward G. Galante

/s/ RAHUL GHAI	Director	March 31, 2023
Rahul Ghai

/s/ KATHRYN M. HILL	Director	March 31, 2023
Kathryn M. Hill

/s/ DAVID F. HOFFMEISTER	Director	March 31, 2023
David F. Hoffmeister

/s/ JAY V. IHLENFELD	Director	March 31, 2023
Jay V. Ihlenfeld

/s/ DEBORAH J. KISSIRE	Director	March 31, 2023
Deborah J. Kissire

/s/ MICHAEL KOENIG	Director	March 31, 2023
Michael Koenig

/s/ KIM K.W. RUCKER	Director	March 31, 2023
Kim K.W. Rucker

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, as of March 31, 2023.

CELANESE US HOLDINGS LLC

By:	/s/ SCOTT A. RICHARDSON
Scott A. Richardson
President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Scott A. Richardson, President of Celanese US Holdings LLC, and Dmitry Buriko, Vice President and Treasurer of Celanese US Holdings LLC, and, in each case, any of their respective successors at Celanese US Holdings LLC (in functional position or otherwise) or designees, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (“SEC”), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT A. RICHARDSON	President (Principal Executive Officer)	March 31, 2023
Scott A. Richardson

/s/ DMITRY BURIKO	Vice President and Treasurer, Celanese Corporation, Sole Member, and Vice President and Treasurer (Principal Financial and Accounting Officer)	March 31, 2023
Dmitry Buriko

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, as of March 31, 2023.

CELANESE SALES U.S. LTD.

By:	CELANESE INTERNATIONAL CORPORATION, its general partner

By:	/s/ ASHLEY B. DUFFIE
Ashley B. Duffie
President
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Scott A. Richardson, Senior Vice President, Finance of Celanese International Corporation, general partner of Celanese Sales U.S. Ltd., and Dmitry Buriko, Vice President and Treasurer of Celanese International Corporation, general partner of Celanese Sales U.S. Ltd., and, in each case, any of their respective successors at Celanese International Corporation (in functional position or otherwise) or designees, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (“SEC”), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ASHLEY B. DUFFIE	President (Principal Executive Officer)	March 31, 2023
Ashley B. Duffie

/s/ DMITRY BURIKO	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 31, 2023
Dmitry Buriko

/s/ SCOTT A. RICHARDSON	Director	March 31, 2023
Scott A. Richardson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, as of March 31, 2023.

CNA HOLDINGS LLC

By:	/s/ SCOTT A. RICHARDSON
Scott A. Richardson
President
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Scott A. Richardson, President of CNA Holdings LLC, and Dmitry Buriko, Vice President and Treasurer of CNA Holdings LLC, and, in each case, any of their respective successors at CNA Holdings LLC (in functional position or otherwise) or designees, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (“SEC”), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT A. RICHARDSON	President (Principal Executive Officer)	March 31, 2023
Scott A. Richardson

/s/ DMITRY BURIKO	Vice President and Treasurer, Celanese Americas LLC, Sole Member, and Vice President and Treasurer (Principal Financial and Accounting Officer)	March 31, 2023
Dmitry Buriko

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, as of March 31, 2023.

CELANESE AMERICAS LLC

By:	/s/ SCOTT A. RICHARDSON
Scott A. Richardson
President
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Scott A. Richardson, President of Celanese Americas LLC, and Dmitry Buriko, Vice President and Treasurer of Celanese Americas LLC, and, in each case, any of their respective successors at Celanese Americas LLC (in functional position or otherwise) or designees, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (“SEC”), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT A. RICHARDSON	President (Principal Executive Officer)	March 31, 2023
Scott A. Richardson

/s/ DMITRY BURIKO	Vice President and Treasurer, Celanese US Holdings LLC, Sole Member, and Vice President and Treasurer (Principal Financial and Accounting Officer)	March 31, 2023
Dmitry Buriko

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, as of March 31, 2023.

CELANESE CHEMICALS, INC.

By:	/s/ SCOTT A. RICHARDSON
Scott A. Richardson
President
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Scott A. Richardson, President of Celanese Chemicals, Inc., and Dmitry Buriko, Vice President and Treasurer of Celanese Chemicals, Inc., and, in each case, any of their respective successors at Celanese Chemicals, Inc. (in functional position or otherwise) or designees, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (“SEC”), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT A. RICHARDSON	President (Principal Executive Officer)	March 31, 2023
Scott A. Richardson

/s/ DMITRY BURIKO	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 31, 2023
Dmitry Buriko

/s/ SCOTT A. RICHARDSON	Director	March 31, 2023
Scott A. Richardson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, as of March 31, 2023.

CELTRAN, INC.

By:	/s/ ASHLEY B. DUFFIE
Ashley B. Duffie
President
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Scott A. Richardson, Senior Vice President, Finance of Celtran, Inc., and Dmitry Buriko, Vice President and Treasurer of Celtran, Inc., and, in each case, any of their respective successors at Celtran, Inc. (in functional position or otherwise) or designees, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (“SEC”), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ASHLEY B. DUFFIE	President (Principal Executive Officer)	March 31, 2023
Ashley B. Duffie

/s/ DMITRY BURIKO	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 31, 2023
Dmitry Buriko

/s/ SCOTT A. RICHARDSON	Director	March 31, 2023
Scott A. Richardson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, as of March 31, 2023.

CELANESE INTERNATIONAL CORPORATION

By:	/s/ ASHLEY B. DUFFIE
Ashley B. Duffie
President
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Scott A. Richardson, Senior Vice President, Finance of Celanese International Corporation, and Dmitry Buriko, Vice President and Treasurer of Celanese International Corporation, and, in each case, any of their respective successors at Celanese International Corporation (in functional position or otherwise) or designees, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (“SEC”), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ASHLEY B. DUFFIE	President (Principal Executive Officer)	March 31, 2023
Ashley B. Duffie

/s/ DMITRY BURIKO	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 31, 2023
Dmitry Buriko

/s/ SCOTT A. RICHARDSON	Director	March 31, 2023
Scott A. Richardson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, as of March 31, 2023.

CELANESE ACETATE LLC

By:	/s/ ERIC JOHNSON
Eric Johnson
President
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Ronnie D. Berry, Vice President, Global Taxes of Celanese Acetate LLC, and Dmitry Buriko, Vice President and Treasurer of Celanese Acetate LLC, and, in each case, any of their respective successors at Celanese Acetate LLC (in functional position or otherwise) or designees, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (“SEC”), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC JOHNSON	Manager and President (Principal Executive Officer)	March 31, 2023
Eric Johnson

/s/ DMITRY BURIKO	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 31, 2023
Dmitry Buriko

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, as of March 31, 2023.

TICONA LLC

By:	/s/ SCOTT A. RICHARDSON
Scott A. Richardson
President
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Scott A. Richardson, President of Ticona LLC, and Dmitry Buriko, Vice President and Treasurer of Ticona LLC, and, in each case, any of their respective successors at Ticona LLC (in functional position or otherwise) or designees, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (“SEC”), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT A. RICHARDSON	President (Principal Executive Officer)	March 31, 2023
Scott A. Richardson

/s/ DMITRY BURIKO	Vice President and Treasurer, CNA Holdings LLC, Sole Member, and Vice President and Treasurer (Principal Financial and Accounting Officer)	March 31, 2023
Dmitry Buriko

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, as of March 31, 2023.

KEP AMERICAS ENGINEERING PLASTICS, LLC

By:	/s/ SCOTT A. RICHARDSON
Scott A. Richardson
Senior Vice President, Finance
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Scott A. Richardson, Senior Vice President, Finance of KEP Americas Engineering Plastics, LLC, and Dmitry Buriko, Vice President and Treasurer of KEP Americas Engineering Plastics, LLC, and, in each case, any of their respective successors at KEP Americas Engineering Plastics, LLC (in functional position or otherwise) or designees, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (“SEC”), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT A. RICHARDSON	Manager and Senior Vice President, Finance (Principal Executive Officer)	March 31, 2023
Scott A. Richardson

/s/ DMITRY BURIKO	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 31, 2023
Dmitry Buriko

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, as of March 31, 2023.

TICONA FORTRON INC.

By:	/s/ THOMAS F. KELLY
Thomas F. Kelly
President
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Scott A. Richardson, Senior Vice President, Finance of Ticona Fortron Inc., and Dmitry Buriko, Vice President and Treasurer of Ticona Fortron Inc., and, in each case, any of their respective successors at Ticona Fortron Inc. (in functional position or otherwise) or designees, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (“SEC”), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS F. KELLY	President (Principal Executive Officer)	March 31, 2023
Thomas F. Kelly

/s/ DMITRY BURIKO	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 31, 2023
Dmitry Buriko

/s/ SCOTT A. RICHARDSON	Director	March 31, 2023
Scott A. Richardson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, as of March 31, 2023.

TICONA POLYMERS, INC.

By:	/s/ THOMAS F. KELLY
Thomas F. Kelly
President
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Scott A. Richardson, Senior Vice President, Finance of Ticona Polymers, Inc., and Dmitry Buriko, Vice President and Treasurer of Ticona Polymers, Inc., and, in each case, any of their respective successors at Ticona Polymers, Inc. (in functional position or otherwise) or designees, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (“SEC”), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS F. KELLY	President (Principal Executive Officer)	March 31, 2023
Thomas F. Kelly

/s/ DMITRY BURIKO	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 31, 2023
Dmitry Buriko

/s/ SCOTT A. RICHARDSON	Director	March 31, 2023
Scott A. Richardson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, as of March 31, 2023.

CELANESE GLOBAL RELOCATION LLC

By:	/s/ SCOTT A. RICHARDSON
Scott A. Richardson
President
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Scott A. Richardson, President of Celanese Global Relocation LLC, and Dmitry Buriko, Vice President and Treasurer of Celanese Global Relocation LLC, and, in each case, any of their respective successors at Celanese Global Relocation LLC (in functional position or otherwise) or designees, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (“SEC”), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT A. RICHARDSON	Manager and President (Principal Executive Officer)	March 31, 2023
Scott A. Richardson

/s/ DMITRY BURIKO	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 31, 2023
Dmitry Buriko

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, as of March 31, 2023.

CELANESE LTD.
By:	CELANESE INTERNATIONAL CORPORATION, its general partner

By:	/s/ ASHLEY B. DUFFIE
Ashley B. Duffie
President
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement on Form S-3 constitutes and appoints Scott A. Richardson, Senior Vice President, Finance of Celanese International Corporation, general partner of Celanese Ltd., and Dmitry Buriko, Vice President and Treasurer of Celanese International Corporation, general partner of Celanese Ltd., and, in each case, any of their respective successors at Celanese International Corporation (in functional position or otherwise) or designees, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (“SEC”), and to appear before the SEC in connection with any matter relating to the registration statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ASHLEY B. DUFFIE	President (Principal Executive Officer)	March 31, 2023
Ashley B. Duffie

/s/ DMITRY BURIKO	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 31, 2023
Dmitry Buriko

/s/ SCOTT A. RICHARDSON	Director	March 31, 2023
Scott A. Richardson